U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 16, 2016

SOCIAL LIFE NETWORK, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-13223	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

8100 East Union Ave., Denver, CO 80237

 (Address of principal executive offices)

(844) 420-4208

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition.

The Company has completed a final fairness hearing in #A-14-697251-C in Nevada's Eight Judicial District, acquiring Social Life Network, Inc. The Plan of Reorganization and Merger describing this transaction is publicly available on the OTC Markets website, http:www.otcmarkets.com under the trading symbol WDLF.

Item 3.02 Unregistered Sales of Equity Securities

Social Life Network, Inc. will issue, pursuant to the order of court and final fairness hearing in #A-14-697251-C, 132,793,334 shares of stock exempt from registration under The Securities Act of 1933 under 15 U.S.C. §77c(a)(10).

Item 4.01 Change of Certifying Accountant

Social Life Network is pleased to announce that it has retained BF Borgers CPA (a PCAOB registered accounting firm). BF Borgers provided audit services for the attached financial statements.

Item 5.01 Changes in Control of Registrant

Post final fairness hearing Shawn Tapp and Andrew Rodosevich will each own approximately 44.8% of the outstanding stock of the Company, and collectively 89.6% of the outstanding shares of Social Life Network, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Stevens has been discharged as Receiver, and Shawn Tapp has been appointed to the position of CEO and CTO and a director, and Andrew Rodosevich has been appointed to the position of CFO and COO and a director.

Item 9.01 Financial Statements and Exhibits

Audited Financial Statements are attached as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL LIFE NETWORK, INC.
(Registrant)

Dated: June 16, 2016	By:	/s/ Shawn Tapp
Shawn Tapp CEO